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                                                                    EXHIBIT 4.13

                              OFFICER'S CERTIFICATE

                                  JUNE __, 2006

         Pursuant to Section 2.03 of the Junior Subordinated Indenture, dated as of June __, 2006 (the "BASE INDENTURE") between the Great Wolf Resorts, Inc. (the "COMPANY") and Wilmington Trust Company, as Indenture Trustee (the "INDENTURE TRUSTEE"), the undersigned [Chief Executive Officer][Chief Financial Officer], pursuant to authority granted by the Company's Board of Directors in resolutions duly adopted on May 23, 2006 and pursuant to the resolutions duly adopted on June __, 2006 by the Pricing Committee of the Board of Directors, hereby certifies and establishes the terms of the __% Junior Subordinated Debentures due 2036 (the "DEBENTURES") of the Company and attaches as Exhibit A the form of the Debentures to be issued and authenticated in accordance with the terms of the Base Indenture and sold and delivered to GW Capital Trust II (the "TRUST") pursuant to the Junior Subordinated Debenture Subscription Agreement (as defined in the Trust Agreement), in each case, as of the date hereof:

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
Title:                                       __% Junior Subordinated Debentures due 2036

Aggregate Principal Amount:                  $__

Maturity Date:                               June   , 2036

Annual Rate of Interest:                     __%, subject to increase as provided in the form of Debentures

Interest Payment Dates:                      Interest on the Debentures will accrue from and including the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including _______, 2006 to but excluding the date the principal hereof has been paid or duly made available for payment, subject to the right of the Company to defer interest payments for up to six consecutive quarters as set forth in the form of Debentures. Interest is payable quarterly in arrears on March __, June __, September __ and December __ of each year, commencing September __, 2006 (each, an "INTEREST PAYMENT DATE").

Record Dates:                                Interest will be payable, subject to certain exceptions specified in the form of Debentures, to the Person (as defined in the Base
                                             Indenture) in whose name the Debentures are registered at the close of business on the 15th calendar day (whether or not a Business Day (as defined in the Base Indenture)) next preceding such Interest Payment
                                             Date.

Redemption Provisions:                       The Debentures will be redeemable prior to maturity at the option of the Company:
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
                                             (i)   on or after June __, 2011, in whole or in part on one or more occasions, at any time;

                                             (ii)  prior to June __, 2011, in whole (but not in part) at any time within 90 calendar days following the occurrence and
                                                   continuation of a Tax Event or an Investment Company Event (each as defined in the form of Debentures); and

                                             (iii) on and after the 30th calendar day after the occurrence of a
                                                   Special Event (as defined in the form of Debentures) but prior to a Special Event Termination (as defined in the form of
                                                   Debentures),

                                             in each case, at a redemption price equal to 100% of the principal amount of Debentures to be redeemed plus any accumulated and unpaid interest, including any Compounded Interest (as defined in the form of
                                             Debentures), and any Additional Sums (as defined in the form of
                                             Debentures), to but excluding the redemption date.

Form and Denomination:                       One certificate in fully registered form in the aggregate principal amount of $_____________.

Definitive Notes:                            May be issued only upon satisfaction of the conditions set forth in the Base Indenture.

Trust                                        For purposes of this Officer's Certificate and the Debentures,
                                             "TRUST" and "ISSUER TRUST" shall mean GW Capital Trust II, a
                                             Delaware statutory trust, or any permitted successor thereto.

Property Trustee and Depositary:             The Company hereby appoints Wilmington Trust Company, the property trustee, as depositary for the Debentures; provided that, in the event of a distribution of Debentures to the holders of trust preferred securities of GW Capital Trust II, The  Depository Trust Company
                                             will be appointed as depositary for the Debentures.

Other:                                       All other terms and other provisions of the Debentures required to be set forth in an Officer's Certificate pursuant to Section 2.03 of the
                                             Base Indenture are as specified in the Base Indenture or as set forth in the form of Debentures which is attached hereto as Exhibit A. To the extent there is any conflict or inconsistency regarding a term or other provision of the Debentures between the Base Indenture and this
                                             Officer's Certificate (including the form of Debentures attached hereto), then this Officer's Certificate and such form shall govern.
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                  IN WITNESS WHEREOF, the undersigned has executed this
Officer's Certificate as of the date first written above.




                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:



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